SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 23, 2007
REPUBLIC PROPERTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32699	20-3241867
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

13861 Sunrise Valley Drive, Suite 410,
Herndon, Virginia		20171
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 880-2900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 23, 2007, Republic Property Trust, a Maryland real estate investment trust (“Republic”), together with its operating partnership, Republic Property Limited Partnership, a Delaware limited partnership of which Republic owns approximately 88% of the partnership interests (“Republic Operating Partnership” and, together with Republic, the “Republic Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Liberty Property Trust, a Maryland real estate investment trust (“Liberty”), Liberty Acquisition LLC, a Maryland limited liability company and wholly owned subsidiary of Liberty (“Liberty Acquisition”), and Liberty Property Limited Partnership, a Pennsylvania limited partnership (“Liberty Operating Partnership” and, together with Liberty and Liberty Acquisition, the “Liberty Parties”). Pursuant to the Merger Agreement, among other things, Republic will merge with and into Liberty Acquisition (the “REIT Merger”), with Liberty Acquisition surviving as a wholly owned subsidiary of Liberty, and Republic Operating Partnership will merge with and into Liberty Operating Partnership (the “Partnership Merger”), with Liberty Operating Partnership surviving (collectively, the “Mergers”).
At the effective time of the REIT Merger, each common share of beneficial interest of Republic, par value $0.01 per share (“Republic Common Shares”), other than shares that are held by Republic Operating Partnership or its subsidiaries, or Liberty, Liberty Acquisition or any of their subsidiaries, will be converted into the right to receive $14.70 in cash, without interest (the “Merger Consideration”). Additionally, Republic Common Shares granted under the Republic Property Trust 2005 Omnibus Long-Term Incentive Plan will vest at the effective time of the REIT Merger and will be converted into the right to receive the Merger Consideration.
At the effective time of the Partnership Merger, each outstanding partnership unit in Republic Operating Partnership, other than partnership units held by Republic or its subsidiaries, will be converted into the right to receive an amount in cash, payable to the holder thereof, equal to the Merger Consideration that would be paid for the number of Republic Common Shares that could be issued, at the election of Republic, in exchange for partnership units in accordance with the redemption procedures of the partnership agreement. As of July 23, 2007, under the Merger Agreement, each outstanding partnership unit, other than partnership units held by Republic or its subsidiaries, would be converted into the right to receive $14.70 in cash, without interest.
The Republic Parties and the Liberty Parties have made certain customary representations, warranties and covenants in the Merger Agreement. Among other things, Republic is subject to restrictions on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. Subject to the terms of the Merger Agreement, Republic may, however, provide information and participate in discussions with respect to any third party proposal that Republic’s Board of Trustees determines in good faith after consultation with advisors is reasonably likely to result in a “Superior Proposal” as defined in the Merger Agreement. Republic will be permitted to pay its regular, quarterly cash dividends at a rate not in excess of $0.125 per Republic Common Share until consummation of the Mergers.
Upon termination of the Merger Agreement under certain specified circumstances, Republic may be required to pay Liberty a termination fee of $16 million. The Mergers are subject to customary closing conditions, including the approval of the REIT Merger by the shareholders of Republic.
The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.
Additional Information about the Mergers and Where to Find It
In connection with the Mergers, Republic will file a proxy statement with the Securities and Exchange Commission (“SEC”). Investors and security holders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Mergers and Republic. The final proxy statement will be mailed to Republic’s shareholders. In addition, investors and security holders may obtain copies of the proxy statement and other relevant materials (when they become available) and other documents filed by Republic with the SEC at the SEC’s web site at www.sec.gov. The proxy statement and other relevant documents may also be obtained free of cost by directing a request to Republic, 13861 Sunrise Valley Drive, Suite 410, Herndon, Virginia 20171, Attention: Investor Relations (telephone 703-880-2900).
Republic and certain of its trustees and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the Mergers. The names of Republic’s trustees and executive officers and a description of their interests in Republic is set forth in its Form 10-K/A, which was filed with the SEC on April 30, 2007. Investors and security holders can obtain updated information regarding the direct and indirect interests of Republic’s trustees and executive officers in the Mergers by reading the proxy statement when it becomes available.

Item 8.01 Other Events
On July 24, 2007, Republic issued a press release announcing the execution of the Merger Agreement.
The press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Safe Harbor for Forward-Looking Statements
     Various statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of Republic to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which Republic operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; Republic’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; our ability to pay our estimated distribution at its current rate; the impact of potential management changes; Republic’s ability to acquire its option properties; the outcome of any material litigation; the outcome of the Mergers or any other strategic alternative course of action; and other factors affecting the real estate industry generally. Republic refers you to the documents filed by Republic from time to time with the SEC, including Republic’s Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q, each of which discusses these and other factors that could adversely affect Republic’s results. Republic does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated July 23, 2007, by and among Republic Property Trust, Republic Property Limited Partnership, Liberty Property Trust, Liberty Acquisition LLC and Liberty Property Limited Partnership.

99.1	Press release issued by Republic Property Trust, dated July 24, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC PROPERTY TRUST

Date: July 24, 2007	By:	/s/ Michael J. Green

	Name:	Michael J. Green
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated July 23, 2007, by and among Republic Property Trust, Republic Property Limited Partnership, Liberty Property Trust, Liberty Acquisition LLC and Liberty Property Limited Partnership.

99.1	Press release issued by Republic Property Trust, dated July 24, 2007.